Exhibit 99.1

PRESS RELEASE

THE MACERICH COMPANY MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, October 31, 2019. The Macerich Company (NYSE: MAC) today announced results of operations for the quarter ended September 30, 2019, which included net income attributable to the Company of $46.4 million or $.33 per share-diluted for the quarter ended September 30, 2019 compared to net income attributable to the Company for the quarter ended September 30, 2018 of $74.0 million or $.52 per share-diluted. For the third quarter 2019, funds from operations (“FFO”)-diluted, excluding financing expense in connection with Chandler Freehold was $133.2 million or $.88 per share-diluted compared to $149.6 million or $.99 per share-diluted, for the quarter ended September 30, 2018. A description and reconciliation of earnings per share (“EPS”)-diluted to FFO per share-diluted, excluding financing expense in connection with Chandler Freehold is included within the financial tables accompanying this press release.

Results and Highlights:

•	Mall tenant annual sales per square foot for the portfolio increased by 13.2% to $800 for the twelve months ended September 30, 2019 compared to $707 for the twelve months ended September 30, 2018.

•	Re-leasing spreads for the twelve months ended September 30, 2019 were up 8.3%.

•	Mall portfolio occupancy was 93.8% at September 30, 2019 compared to 95.1% at September 30, 2018.

•	Average rent per square foot increased to $61.16 at September 30, 2019, up 3.5% from $59.09 at September 30, 2018.

•

Year to date, the Company has completed or arranged nearly $2.1 billion of financings at an average interest rate of 3.9% and an average maturity of over 9.2 years, netting $576 million of excess loan proceeds at the Company’s share.

“We are pleased by a solid third quarter. The portfolio continues to show strong tenant sales growth, and the leasing environment is improving with total leasing volume up 29% year to date compared to 2018,” said the Company’s Chief Executive Officer, Tom O’Hern. “Along with our partner, PREIT, we are thrilled to have delivered Fashion District Philadelphia to the citizens of Philadelphia several weeks ago. The project provides a previously unavailable critical mass of retail and entertainment offerings in a single downtown venue.”

Development/Redevelopment:

On September 19, 2019, the Company’s 50/50 joint venture with Pennsylvania REIT opened Fashion District Philadelphia, a four-level retail hub in Center City spanning over 800,000 square feet across three city blocks in the heart of downtown Philadelphia. The project is expected to be 70% occupied by holiday 2019. This project represents a unique consolidation of retail, entertainment and co-working uses that is unrivaled within downtown Philadelphia. Noteworthy tenants among others include Century 21, Primark, Burlington, Industrious, H&M, Nike, AMC Theaters, Round One, City Winery, Wonderspaces, Candytopia, Ulta, Kate Spade New York, Sephora, A/X Armani, DSW Shoes, American Eagle/Aerie, Hollister, Columbia Sportswear, Guess Factory and Skechers.

The Company is nearing completion of its multi-dimensional redevelopment of Scottsdale Fashion Square. Industrious and Apple are both performing extremely well within the former Barneys location. Leasing momentum has been very strong within the newly renovated luxury wing, as prominent new luxury brands continue to be added to this distinctive portion of the center. The fully-leased 80,000 square foot expansion is the only portion of the property still under development. By early 2020, the property will feature several new high-end and lifestyle restaurants within this expansion area, including Ocean 44, Nobu Scottsdale, Farmhouse, Toca Madera, Tocaya Organica and Zinque. Both Equinox and Caesars Republic are anticipated to open during 2021.

Horizontal site work continues to be performed by the Carson Reclamation Authority on Los Angeles Premium Outlets in Carson, CA, a state-of-the-art Premium Outlet center, which we own in a 50/50 joint venture with Simon Property Group. This extremely well-located shopping destination fronting Interstate-405 will include approximately 400,000 square feet in its first phase, and is anticipated to open in fall 2021, followed by an additional approximately 165,000 square feet in its second phase.

Construction has commenced on the Company’s joint venture at One Westside. The entirety of this 584,000 square foot, Class A creative office campus in West Los Angeles will be occupied by Google. Estimated remaining project costs for this coveted, well-located real estate are approximately $90 million at the Company’s 25% pro-rata share, which are expected to be fully funded by a construction loan facility that is anticipated to close within the fourth quarter.

Financing Activity:

On September 12, 2019, the Company’s joint venture closed a $190 million, 10-year loan on the previously unencumbered Tysons Tower office building in Tysons Corner, VA with a fixed interest rate of 3.33%.

The Company has agreed to terms for a $555 million loan at 3.67% fixed for ten years to refinance a $427 million loan on Kings Plaza in Brooklyn, NY. This transaction is expected to close in the fourth quarter of 2019.

Along with other loans either previously closed or pending, including a new construction loan on One Westside that is expected to close in the fourth quarter of 2019, the foregoing loan transactions are part of a nearly $2.1 billion financing plan for 2019 (including our joint venture partners’ share).

2019 Earnings Guidance:

The Company is re-affirming its guidance for FFO per share-diluted, excluding financing expense in connection with Chandler Freehold and is revising its previous estimate of EPS-diluted guidance to reflect its current expectation for 2019. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

Year 2019 Guidance
EPS-diluted	$0.64 - $0.72
Plus: real estate depreciation and amortization	3.20 - 3.20
Plus: loss on sale or write-down of depreciable assets	0.09 - 0.09

FFO per share-diluted	3.93 - 4.01
Less: impact of financing expense in connection with Chandler Freehold	0.43 - 0.43

FFO per share-diluted, excluding financing expense in connection with Chandler Freehold	$3.50 - $3.58

More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 51 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago, and the Metro New York to Washington, DC corridor. A recognized leader in sustainability, Macerich has earned Nareit’s prestigious “Leader in the Light” award every year from 2014-2018. For the fifth straight year in 2019 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on October 31, 2019 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Revenues:
Leasing revenue (a)	$214,260	$224,251	$636,290	$659,377
Other income	6,889	6,895	20,054	22,010
Management Companies’ revenues	9,978	11,052	29,277	32,090

Total revenues	231,127	242,198	685,621	713,477

Expenses:
Shopping center and operating expenses	69,328	72,101	203,024	214,683
Management Companies’ operating expenses	15,514	18,961	50,220	72,224
Leasing expenses (a)	7,162	2,565	22,344	8,591
REIT general and administrative expenses	5,285	5,439	16,835	18,414
Costs related to shareholder activism	—	—	—	19,369
Depreciation and amortization	82,787	81,803	246,640	240,608
Interest expense (b)	14,799	44,927	90,265	136,477
Loss on extinguishment of debt	—	—	351	—

Total expenses	194,875	225,796	629,679	710,366

Equity in income of unconsolidated joint ventures	14,582	18,789	34,082	51,330
Income tax (expense) benefit	(678)	(466)	(1,703)	1,799
(Loss) gain on sale or write down of assets, net	(131)	46,516	(15,506)	(514)

Net income	50,025	81,241	72,815	55,726
Less net income attributable to noncontrolling interests	3,654	7,213	2,886	7,455

Net income attributable to the Company	$46,371	$74,028	$69,929	$48,271

Weighted average number of shares outstanding—basic	141,368	141,196	141,325	141,120

Weighted average shares outstanding, assuming full conversion of OP Units (c)	151,784	151,574	151,740	151,476

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (c)	151,784	151,574	151,740	151,481

Earnings per share (“EPS”)—basic	$0.33	$0.52	$0.49	$0.34

EPS—diluted	$0.33	$0.52	$0.49	$0.34

Dividend declared per share	$0.75	$0.74	$2.25	$2.22

FFO—basic and diluted (c) (d)	$170,579	$152,717	$453,723	$403,255

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold (c) (d)	$133,242	$149,578	$388,817	$398,779

FFO—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$133,242	$149,578	$389,168	$418,148

FFO per share—basic and diluted (c) (d)	$1.12	$1.01	$2.99	$2.66

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold (c) (d)	$0.88	$0.99	$2.56	$2.63

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (c) (d)	$0.88	$0.99	$2.56	$2.76

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

In accordance with the adoption of ASC Topic 842, “Leases” (“ASC 842”) effective January 1, 2019, the Company is required to present all revenues related to its leases as a single line item. In addition, ASC 842 requires that the Company present lease revenues net of the Company’s provision for bad debts (See the Company’s Form 8-K supplemental financial information for further detail of the components of leasing revenue). For comparison purposes, the Company has reclassified minimum rents, percentage rents, tenant recoveries and the leasing portion of other revenues for the three and nine months ended September 30, 2018. For the three and nine months ended September 30, 2018, the Company’s provision for bad debts is included in shopping center and operating expenses.

In accordance with ASC 842, the Company has expensed all leasing costs that were not incremental and contingent to the execution of new leases or lease renewals. For comparison purposes, the Company has reclassified leasing expenses for the three and nine months ended September 30, 2018 that were previously included in Management Companies’ operating expenses.

(b)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $39,456 and $70,977 to adjust for the change in the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2019, respectively; and a credit of $4,893 and $9,279 to adjust for the change in fair value of the financing arrangement obligation during the three and nine months ended September 30, 2018, respectively, (ii) distributions of $1,278 and $5,157 to its partner representing the partner’s share of net income for the three and nine months ended September 30, 2019, respectively; and $2,111 and $6,577 to its partner representing the partner’s share of net income for the three and nine months ended September 30, 2018, respectively and (iii) distributions of $2,119 and $6,071 to its partner in excess of the partner’s share of net income for the three and nine months ended September 30, 2019, respectively; and distributions of $1,754 and $4,803 to its partner in excess of the partner’s share of net income for the three and nine months ended September 30, 2018, respectively.

(c)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Beginning in the first quarter of 2018, the Company revised its definition of FFO so that FFO excluded the impact of the financing expense in connection with Chandler Freehold. Beginning in the third quarter of 2019, the Company now presents a separate non-GAAP measure—FFO excluding financing expense in connection with Chandler Freehold. The Company has revised the FFO presentation for the three and nine months ended September 30, 2018 to conform to the current presentation. The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold, non-routine costs associated with extinguishment of debt and costs related to shareholder activism provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism (d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income attributable to the Company	$46,371	$74,028	$69,929	$48,271
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	3,427	5,432	5,151	3,544
Loss (gain) on sale or write down of consolidated assets, net	131	(46,516)	15,506	514
Add: gain on undepreciated asset sales from consolidated assets	81	2,060	615	3,415
Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures	—	—	(3,369)	580
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(3)	(2,968)	381	(3,014)
Add: gain on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	—	2,151	—	373
Depreciation and amortization on consolidated assets	82,787	81,803	246,640	240,608
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,746)	(3,670)	(11,067)	(10,946)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	45,465	43,850	141,670	130,030
Less: depreciation on personal property	(3,934)	(3,453)	(11,733)	(10,120)

FFO attributable to common stockholders and unit holders—basic and diluted	170,579	152,717	453,723	403,255
Financing expense in connection with Chandler Freehold	(37,337)	(3,139)	(64,906)	(4,476)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold—basic and diluted	133,242	149,578	388,817	398,779
Loss on extinguishment of debt	—	—	351	—
Costs related to shareholder activism	—	—	—	19,369

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism—diluted	$133,242	$149,578	$389,168	$418,148

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per share—diluted (d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
EPS—diluted	$0.33	$0.52	$0.49	$0.34
Per share impact of depreciation and amortization of real estate	0.79	0.79	2.41	2.31
Per share impact of loss (gain) on sale or write down of assets, net	0.00	(0.30)	0.09	0.01

FFO per share—basic and diluted	$1.12	$1.01	$2.99	$2.66
Per share impact of financing expense in connection with Chandler Freehold.	(0.24)	(0.02)	(0.43)	(0.03)

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.88	$0.99	$2.56	$2.63
Per share impact of loss on extinguishment of debt	—	—	—	—
Per share impact of costs related to shareholder activism	—	—	—	0.13

FFO per share—basic and diluted, excluding financing expense in connection with Chandler Freehold, loss on extinguishment of debt and costs related to shareholder activism	$0.88	$0.99	$2.56	$2.76

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Net income attributable to the Company	$46,371	$74,028	$69,929	$48,271
Interest expense—consolidated assets	14,799	44,927	90,265	136,477
Interest expense—unconsolidated joint ventures (pro rata)	25,552	27,897	78,974	81,557
Depreciation and amortization—consolidated assets	82,787	81,803	246,640	240,608
Depreciation and amortization—unconsolidated joint ventures (pro rata)	45,465	43,850	141,670	130,030
Noncontrolling interests in the OP	3,427	5,432	5,151	3,544
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,743)	(8,915)	(26,222)	(26,928)
Loss on extinguishment of debt	—	—	351	—
Loss (gain) on sale or write down of assets, net—consolidated assets	131	(46,516)	15,506	514
Loss (gain) on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	(3)	(2,968)	381	(3,014)
Add: Noncontrolling interests share of (loss) gain on sale or write down of consolidated joint ventures, net	—	—	(3,369)	580
Income tax expense (benefit)	678	466	1,703	(1,799)
Distributions on preferred units	100	99	301	298

Adjusted EBITDA (e)	$210,564	$220,103	$621,280	$610,138

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2019	2018	2019	2018
Adjusted EBITDA (e)	$210,564	$220,103	$621,280	$610,138
REIT general and administrative expenses	5,285	5,439	16,835	18,414
Costs related to shareholder activism	—	—	—	19,369
Management Companies’ revenues	(9,978)	(11,052)	(29,277)	(32,090)
Management Companies’ operating expenses	15,514	18,961	50,220	72,224
Leasing expenses, including joint ventures at pro rata	8,147	2,565	25,170	8,591
Straight-line and above/below market adjustments	(8,850)	(8,391)	(23,538)	(25,231)

NOI—All Centers	220,682	227,625	660,690	671,415
NOI of non-Same Centers	(3,397)	(7,502)	(18,418)	(30,228)

NOI—Same Centers (f)	217,285	220,123	642,272	641,187
Lease termination income of Same Centers	(1,404)	(4,608)	(5,309)	(9,881)

NOI—Same Centers, excluding lease termination income (f)	$215,881	$215,515	$636,963	$631,306

(e)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s general and administrative expenses, costs related to shareholder activism and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.